Exhibit 3.2

AMENDED AND RESTATED

BYLAWS

OF

SUPERIOR ESSEX INC.

ARTICLE I

MEETING OF STOCKHOLDERS

SECTION 1.1  ANNUAL MEETINGS.  Annual meetings of stockholders for the election of directors and for such other business as may be stated in the notice of the meeting, shall be held at such place, if any, either within or without the State of Delaware, and at such time and date as the Board of Directors, by resolution, shall determine and as set forth in the notice of the meeting. If the date of the annual meeting shall fall upon a legal holiday, the meeting shall be held on the next business day. At each annual meeting, the stockholders entitled to vote on the election of directors shall elect a Board of Directors and they may transact such other corporate business as shall be stated in the notice of the meeting.

SECTION 1.2  SPECIAL MEETINGS.  Special meetings of the stockholders for any purpose or purposes may be called by the Chairman of the Board of Directors, Chief Executive Officer or by the Board of Directors by a resolution of the directors at such time and place, if any, either within or without the State of Delaware, as set forth in the notice of such meeting.

SECTION 1.3  VOTING.  Each stockholder entitled to vote in accordance with the terms of the Certificate of Incorporation and in accordance with the provisions of these Bylaws shall be entitled to one vote, in person or by proxy, for each share of stock entitled to vote held by such stockholder.  Upon the demand of any stockholder, the vote for directors and the vote upon any question before the meeting, shall be by ballot.  All elections for directors shall be decided by a plurality of the votes cast at any meeting of stockholders.  All other questions shall be decided by the affirmative vote of a majority of the votes cast at any meeting of the stockholders, unless the vote of a greater or lesser number of shares of stock is required by law, the Certificate of Incorporation of the corporation, these Bylaws or the laws of the State of Delaware.

A complete list of the stockholders entitled to vote at the ensuing election, arranged in alphabetical order, with the address of each, and the number of shares held by each, shall be open to the examination of any stockholder, for any purpose germane to the meeting, for a period of at least ten days prior to the meeting, during ordinary business hours at the principal place of business of the corporation, or as otherwise determined by resolution of the Board of Directors. The list shall also be produced and kept at the time and place of the meeting during the whole time thereof, and may be inspected by any stockholder who is present.

SECTION 1.4  QUORUM.  Except as otherwise required by law, by the Certificate of Incorporation or by these Bylaws, the presence, in person or by proxy, of stockholders holding a majority of the capital stock of the corporation entitled to vote shall constitute a quorum at all meetings of the stockholders. In case a quorum shall not be present at any meeting, a majority in interest of the stockholders, present in person or by proxy and entitled to vote thereat, shall have the power to adjourn the meeting from time to time, without notice other than announcement at the meeting, until the requisite amount of stock entitled to vote shall be present. At any such adjourned meeting at which the requisite amount of stock entitled to vote shall be represented, any business may be transacted which might have been transacted at the meeting as originally noticed; but only those stockholders entitled to vote at the meeting as originally noticed shall be entitled to vote at any adjournment or adjournments thereof.

SECTION 1.5  NOTICE OF MEETINGS.  Written notice, stating the place, date and time of the meeting, and the general nature of the business to be considered, shall be given to each stockholder entitled to vote thereat at his address as it appears on the records of the corporation, not less than ten nor more than sixty days before the date of the meeting. If mailed, such notice required hereunder shall be deemed to be sufficient if given by depositing the same in the United States mail, postage prepaid, addressed to the person entitled thereto at his address as it appears on the records of the corporation, and such notice shall be deemed to have been given on the day of such mailing. Stockholders not entitled to vote shall not be entitled to receive notice of any meetings except as otherwise provided by law.  No business other than that stated in the notice shall be transacted at any meeting without the unanimous consent of all the stockholders entitled to vote thereat.

Without limiting the foregoing, any notice to stockholders given by the corporation pursuant to this Section 1.5 shall be effective if given by a form of electronic transmission consented to by the stockholder to whom the notice is given. Notice given by a form of electronic transmission in accordance with these Bylaws shall be deemed given:  (i) if by facsimile telecommunication, when directed to a number at which the stockholder has consented to receive notice; (ii) if by electronic mail, when directed to an electronic mail address at which the stockholder has consented to receive notice; (iii) if by a posting on an electronic network, together with separate notice to the stockholder of such specific posting, upon the later of such posting and the giving of such separate notice; and (iv) if by another form of electronic transmission, when directed to the stockholder.

SECTION 1.6  ACTION WITHOUT MEETING.  Unless otherwise provided by the Certificate of Incorporation, any action required to be taken at any annual or special meeting of stockholders, or any action which may be taken at any annual or special meeting, may be taken without a meeting, without prior notice and without a vote, if a consent in writing, setting forth the action so taken, shall be signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted. Prompt notice of the taking of the corporate action without a meeting by less than unanimous written consent shall be given to those stockholders who have not consented in writing.

ARTICLE II

DIRECTORS

SECTION 2.1  NUMBER AND TERM.  The number of directors shall be not less than one (1) nor more than ten (10). The first Board of Directors shall consist of two (2) directors.  Thereafter, within the limits specified above, the number of directors shall be determined, from time to time, by the Board of Directors by resolution or by the stockholders. The directors shall be elected at the annual meeting of the stockholders and each director shall be elected to serve until his successor shall be elected and shall qualify, or until such director’s earlier death, resignation, disqualification or removal from office. Directors need not be stockholders.

SECTION 2.2  RESIGNATIONS.  Any director, member of a committee or other officer may resign at any time. Such resignation shall be made in writing, and shall take effect at the time specified therein, and if no time be specified, at the time of its receipt by the Chief Executive Officer or the Secretary. The acceptance of a resignation shall not be necessary to make it effective.

SECTION 2.3  VACANCIES.  If the office of any director, member of a committee or other officer becomes vacant, the remaining directors in office, though less than a quorum, by a majority vote, may appoint any qualified person to fill such vacancy, who shall hold office for the unexpired term and until his successor shall be elected and qualified.

SECTION 2.4  REMOVAL.  Except as hereinafter provided, any director or directors may be removed either for or without cause at any time by the affirmative vote of the holders of a majority of all the shares of capital stock outstanding and entitled to vote, at a special meeting of the stockholders called for the purpose and the vacancies thus created may be filled, at the meeting held for the purpose of removal, by the affirmative vote of a majority in interest of the stockholders entitled to vote.

Unless the Certificate of Incorporation otherwise provides, stockholders may effect removal of a director who is a member of a classified Board of Directors only for cause. If the Certificate of Incorporation provides for cumulative voting and if less than the entire board is to be removed, no director may be removed without cause if the votes cast against his removal would be sufficient to elect him if then cumulatively voted at an election of the entire Board of Directors, or if there be classes of directors, at an election of the class of directors of which he is a part.

If the holders of any class of series are entitled to elect one or more directors by the provisions of the Certificate of Incorporation, these provisions shall apply, in respect to the removal without cause of a director or directors so elected, to the vote of the holders of the outstanding shares of that class or series and not to the vote of the outstanding shares as a whole.

SECTION 2.5  INCREASE OF NUMBER.  The number of directors may be increased by amendment of these Bylaws by the affirmative vote of a majority of the directors then in office, though less than a quorum, or, by the affirmative vote of a majority interest of the stockholders, at the annual meeting or at a special meeting called for that purpose, and by like vote the additional directors may be chosen at such meeting to hold office until the next annual election and until their successors are elected and qualify.

SECTION 2.6  POWERS.  The Board of Directors shall exercise all of the powers of the corporation except such as are by law, or by the Certificate of Incorporation of the corporation or by these Bylaws conferred upon or reserved to the stockholders.

SECTION 2.7  CHAIRMAN OF THE BOARD.  The Board of Directors shall elect a Chairman of the Board (who shall be a director), to preside at all meetings of the Board of Directors at which he or she is present and shall perform such duties and possess such powers as are designated by the Board of Directors and as specified in these Bylaws. The Board of Directors may appoint a Vice-Chairman of the Board, and the Vice-Chairman, if any, in the absence, incapacity or inability to act of the Chairman of the Board, shall perform the duties and exercise the powers of the Chairman of the Board and shall perform such other duties and possess such other powers as may from time to time be designated by the Board of Directors.

SECTION 2.8  COMMITTEES.  The Board of Directors may, by resolution or resolutions passed by a majority of the whole board, designate one or more committees, each committee to consist of two or more directors of the corporation. The Board of Directors may designate one or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee. In the absence or disqualification of any member of such committee or committees, the member or members thereof present at any meeting and not disqualified from voting, whether or not he or they constitute a quorum, may unanimously appoint another member of the Board of Directors to act at the meeting in the place of any such absent or disqualified member.

Any such committee, to the extent provided in the resolution of the Board of Directors, in any charter of such committee approved by the Board of Directors, or in these Bylaws, shall have and may exercise all the powers and authority of the Board of Directors so provided; provided that no such committee shall have the power or authority in reference to amending the Certificate of Incorporation, adopting an agreement of merger or consolidation, recommending to the stockholders the sale, lease or exchange of all or substantially all of the corporation’s property and assets, recommending to the stockholders a dissolution of the corporation or a revocation of a dissolution, or amending the Bylaws of the corporation; and, unless the resolution, the charter, these Bylaws, or the Certificate of Incorporation expressly so provide, no such committee shall have the power or authority to declare a dividend or to authorize the issuance of stock.

SECTION 2.9  MEETINGS.  The Board of Directors may hold meetings at such time and place as determined by the Board of Directors.

Regular meetings of the Board of Directors may be held without notice at such places and times as shall be determined from time to time by the Board of Directors.

Special meetings of the board may be called by the Chief Executive Officer or by the Secretary on the written request of any two directors on at least two days’ notice to each director and shall be held at such place or places as may be determined by the Board of

Directors, or shall be stated in the call of the meeting. Such notice may be given by means of electronic transmission.

Unless otherwise restricted by the Certificate of Incorporation or by these Bylaws, members of the Board of Directors, or any committee designated by the Board of Directors, may participate in a meeting of the Board of Directors, or any committee, by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other, and such participation in a meeting shall constitute presence in person at the meeting.

SECTION 2.10  QUORUM.  A majority of the directors shall constitute a quorum for the transaction of business. If at any meeting of the Board of Directors there shall be less than a quorum present, a majority of those present may adjourn the meeting from time to time until a quorum is obtained, and no further notice thereof need be given other than by announcement at the meeting which shall be so adjourned.

SECTION 2.11  ACTION WITHOUT MEETING.  Unless otherwise restricted by the Certificate of Incorporation or these Bylaws, any action required or permitted to be taken at any meeting of the Board of Directors, or of any committee thereof, may be taken without a meeting, if all members of the Board of Directors or such committee, as the case may be, consent thereto in writing or by electronic transmission, and the writing or electronic transmission, as the case may be, is filed with the minutes of proceedings of the Board of Directors or such committee.

SECTION 2.12  COMPENSATION.  The Board of Directors shall have the authority to fix the compensation of directors for their services as directors, including, without limitation, their services as members of committees of the Board of Directors.

SECTION 2.13  INTERESTED DIRECTORS.  No contract or transaction between the corporation and one or more of its directors or officers, or between the corporation and any other corporation, partnership, association or other organization in which one or more of its directors or officers are directors or officers or have a financial interest, shall be void or voidable solely for this reason, or solely because the director or officer is present at or participates in the meeting of the Board of Directors or committee thereof which authorizes the contract or transaction, or solely because the director or officer’s vote is counted for such purpose if (i) the material facts as to the director or officer’s relationship or interest and as to the contract or transaction are disclosed or are known to the Board of Directors or the committee, and the Board of Directors or committee in good faith authorizes the contract or transaction by the affirmative votes of a majority of the disinterested directors, even though the disinterested directors represent less than a quorum; (ii) the material facts as to the director’s or officer’s relationship or interest and as to the contract or transaction are disclosed or are known to the stockholders entitled to vote thereon, and the contract or transaction is specifically approved in good faith by vote of the stockholders; or (iii) the contract or transaction is fair as to the corporation as of the time it is authorized, approved or ratified by the Board of Directors, a committee thereof or the stockholders. Common or interested directors may be counted in determining the presence of a quorum at a meeting of the Board of Directors or of a committee which authorizes the contract or transaction.

ARTICLE III

OFFICERS

SECTION 3.1  OFFICERS.  The officers of the corporation shall be a Chairman of the Board, Chief Executive Officer, President, Secretary, Treasurer, Controller and Chief Financial Officer, each of whom shall be elected by the Board of Directors. The Board of Directors, in its discretion, also may elect one or more Vice Presidents, Assistant Secretaries, Assistant Treasurers and such other officers as it deems necessary or desirable. Any number of offices may be held by the same person, unless otherwise prohibited by law or the Certificate of Incorporation.

SECTION 3.2  ELECTION.  The Board of Directors shall elect the officers of the corporation who shall hold their offices for such terms and shall exercise such powers and perform such duties as shall be determined from time to time by the Board of Directors; and all officers of the corporation shall hold office until their successors are chosen and qualified, or until their earlier death, resignation or removal. Any officer may resign at any time upon written notice to the corporation. Any officer elected by the Board of Directors may be removed at any time either with or without cause by the affirmative vote of the Board of Directors, but such removal shall be without prejudice to the contractual rights of such officer, if any, with the corporation. Any vacancy occurring in any office of the corporation shall be filled for the unexpired portion of the term thereof by the Board of Directors. Unless otherwise provided in these Bylaws, in the absence or disability of any officer of the corporation, the Board of Directors may, during such period, delegate such officer’s powers and duties to any other officer or to any director and the person to whom such powers and duties are delegated shall, for the duration of such period, hold such office.

SECTION 3.3  CHIEF EXECUTIVE OFFICER.  Subject to the direction of the Board of Directors, the Chief Executive Officer of the corporation shall manage and direct the daily business and affairs of the corporation and shall communicate to the Board of Directors and any committee thereof reports, proposals and recommendations for their respective consideration or action. The Chief Executive Officer may do and perform all acts on behalf of the corporation and shall have such powers and perform such duties as the Board of Directors or the Chairman of the Board may from time to time prescribe or as may be prescribed in these Bylaws.

SECTION 3.4  CHIEF FINANCIAL OFFICER.  The Chief Financial Officer shall act in an executive financial capacity. The Chief Financial Officer shall assist the Chief Executive Officer in the general supervision of the corporation’s financial policies and affairs. The Chief Financial Officer shall perform such other duties as may be assigned to him or her by these Bylaws, the Board of Directors, the Chairman of the Board or the Chief Executive Officer.

SECTION 3.5  PRESIDENT.  The President shall perform such duties and shall have such powers as the Board of Directors, the Chairman of the Board, the Chief Executive Officer or these Bylaws may from time to time prescribe. At the request of the Chief Executive Officer or in the Chief Executive Officer’s absence or in the event of the Chief Executive Officer’s inability or refusal to act, the President shall perform the duties of the Chief Executive

Officer, and when so acting, shall have all the powers of and be subject to all the restrictions upon the Chief Executive Officer. The President shall also perform such other duties and may exercise such other powers as may from time to time be assigned to such officer by these Bylaws.

SECTION 3.6  VICE PRESIDENT.  The Vice President or Vice Presidents, if any, shall perform the duties and exercise the powers usually incident to their respective offices and/or such other duties and powers as may be properly assigned to them by the Board, the Chairman of the Board or the Chief Executive Officer. Any Vice President may be designated as Executive Vice President or Senior Vice President.

SECTION 3.7  TREASURER.  The Treasurer shall have direct or indirect custody of the funds and securities of the corporation and shall perform all acts incident to the office of Treasurer. The Treasurer shall also perform such other duties as the Board of Directors, the Chairman of the Board, the Chief Executive Officer or the Chief Financial Officer may from time to time prescribe.

SECTION 3.8  SECRETARY.  The Secretary shall attend all meetings of the Board of Directors and all meetings of stockholders and record all the proceedings thereat in a book or books to be kept for that purpose; the Secretary shall also perform like duties for committees of the Board of Directors when required. The Secretary shall give, or cause to be given, notice of all meetings of the stockholders and special meetings of the Board of Directors, and shall perform such other duties as may be prescribed by the Board of Directors, the Chairman of the Board of Directors or the Chief Executive Officer. If the Secretary is unable or refuses to cause to be given notice of all meetings of the stockholders and special meetings of the Board of Directors, and if there is no Assistant Secretary, then either the Board of Directors or the President may choose another officer to cause such notice to be given. The Secretary shall see that all books, reports, statements, certificates and other documents and records required by law to be kept or filed are properly kept or filed, as the case may be.

SECTION 3.9  ASSISTANT TREASURERS.  Assistant Treasurers, if there be any, shall perform such duties and have such powers as from time to time may be assigned to them by the Board of Directors, the Chairman of the Board, the Chief Executive Officer, any Vice President, if there be one, or the Treasurer, and in the absence of the Treasurer or in the event of the Treasurer’s disability or refusal to act, shall perform the duties of the Treasurer, and when so acting, shall have all the powers of and be subject to all the restrictions upon the Treasurer.

SECTION 3.10  CONTROLLER.  The Controller, if any, shall have charge of the corporation’s books of account and shall be responsible for the maintenance of adequate records of all assets, liabilities and financial transactions of the corporation and shall perform all acts incident to the office of Controller. The Controller shall also perform other duties as the Board of Directors, the Chairman of the Board, the Chief Executive Officer or the Chief Financial Officer may from time to time prescribe.

SECTION 3.11  OTHER OFFICERS.  Such other officers as the Board of Directors may elect shall perform such duties and have such powers as from time to time may be assigned to them by the Board of Directors. The Board of Directors may delegate to any other officer of the corporation the power to choose such other officers and to prescribe their respective duties and powers.

ARTICLE IV

INDEMNIFICATION

The corporation shall indemnify and hold harmless, and advance expenses to, to the fullest extent permitted by applicable law as it presently exists or may hereafter be amended, any person (a “Covered Person”) who was or is made or is threatened to be made a party or is otherwise involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative (a “proceeding”), by reason of the fact that such person, or a person for whom such person is the legal representative, is or was a director or officer of the corporation or, while serving as a director or officer of the corporation, is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation or of a partnership, joint venture, trust, enterprise or nonprofit entity, including service with respect to employee benefit plans, against all liability and loss suffered and expenses (including attorneys’ fees) reasonably incurred by such Covered Person in such proceeding. Notwithstanding the preceding sentence, except as otherwise provided in the proviso to this sentence, the corporation shall be required to indemnify and advance expenses to a Covered Person in connection with a proceeding (or part thereof) commenced by such Covered Person only if the commencement of such proceeding (or part thereof) by the Covered Person was authorized in advance by the Board of Directors; provided, however, that if successful in whole or in part in any suit for the advancement of expenses or indemnification hereunder, the Covered Person shall be entitled to payment of the expense of prosecuting such claim. Nothing in this Article IV shall affect any rights to indemnification or advancement of expenses to which directors, officers, employees or agents of the corporation otherwise may be entitled under the Certificate of Incorporation or any written agreement with the corporation or otherwise. No amendment, alteration or repeal of this Article IV or any other provision of these Bylaws shall adversely affect any right or protection existing hereunder or pursuant hereto immediately prior to such amendment, alteration or repeal.

ARTICLE V

MISCELLANEOUS

SECTION 5.1  CERTIFICATES OF STOCK.  The interest of each holder of stock of the corporation shall be evidenced by a certificate or certificates; provided, however, that the Board of Directors may provide by resolution or resolutions that some or all of any or all classes or series of stock shall be uncertificated shares.  Any such resolution shall not apply to shares represented by a certificate until such certificate is surrendered to the corporation. The certificates of stock of the corporation shall be in the form or forms from time to time approved by the Board of Directors. Every holder of stock in the corporation that is represented by a certificate shall be entitled to have a certificate signed, in the name of the corporation by (i) the Chairman of the Board of Directors, the President or a Vice President and (ii) the Treasurer or an

Assistant Treasurer, or the Secretary or an Assistant Secretary of the corporation, representing the number of shares of stock in the corporation owned by such holder.

SECTION 5.2  LOST CERTIFICATES.  A new certificate of stock may be issued in the place of any certificate theretofore issued by the corporation, alleged to have been lost or destroyed, and the directors may, in their discretion, require the owner of the lost or destroyed certificate, or his legal representatives, to give the corporation a bond, in such sum as they may direct, not exceeding double the value of the stock, to indemnify the corporation against any claim that may be made against it on account of the alleged loss of any such certificate, or the issuance of any such new certificate.

SECTION 5.3  TRANSFER OF SHARES.  The shares of stock of the corporation shall be transferable only upon its books by the holder thereof or by such holder’s duly authorized attorney or legal representative authorized in writing (or, with respect to uncertificated shares, by delivery of duly executed instructions or in any other manner permitted by applicable law). With respect to shares of stock represented by certificates, upon such transfer, the old certificates shall be surrendered to the corporation by the delivery thereof to the person in charge of the stock and transfer books and ledgers, or to such other person as the Board of Directors may designate, by whom they shall be cancelled, and new certificates shall thereupon be issued. A record shall be made of each transfer and whenever a transfer shall be made for collateral security, and not absolutely, it shall be so expressed in the entry of the transfer.

SECTION 5.4  STOCKHOLDERS RECORD DATE.  In order that the corporation may determine the stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, or to express consent to corporate action in writing without a meeting, or entitled to receive payment of any dividend or other distribution or allotment of any rights, or entitled to exercise any rights in respect of any change, conversion or exchange of stock or for the purpose of any other lawful action, the Board of Directors may fix, in advance, a record date, which shall not be more than sixty nor less than ten days before the date of such meeting, nor more than sixty days prior to any other action.  A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the Board of Directors may fix a new record date for the adjourned meeting.

SECTION 5.5  DIVIDENDS.  Subject to the provisions of the Certificate of Incorporation, the Board of Directors may, out of funds legally available therefor at any regular or special meeting, declare dividends upon the capital stock of the corporation as and when they deem expedient.  Before declaring any dividend there may be set apart out of any funds of the corporation available for dividends, such sum or sums as the directors from time to time in their discretion deem proper for working capital or as a reserve fund to meet contingencies or for equalizing dividends or for such other purposes as the directors shall deem conducive to the interests of the company.

SECTION 5.6  SEAL.  The corporate seal, if any, shall have inscribed thereon the name of the corporation and shall be in such form as may be approved from time to time by the Board of Directors. The seal may be used by causing it or a facsimile thereof to be impressed or affixed or reproduced or otherwise.

SECTION 5.7  FISCAL YEAR.  The fiscal year of the corporation shall end December 31 of each year unless a different period is established by resolution of the Board of Directors.

SECTION 5.8  NOTICE AND WAIVER OF NOTICE.  Whenever any notice is required by these Bylaws to be given, personal notice is not meant unless expressly so stated, and, if mailed, any notice so required shall be deemed to be sufficient if given by depositing the same in the United States mail, postage prepaid, addressed to the person entitled thereto at his address as it appears on the records of the corporation, and such notice shall be deemed to have been given on the day of such mailing.

Without limiting the foregoing, any notice to any person given by the corporation pursuant to these Bylaws shall be effective if given by a form of electronic transmission consented to by such person to whom the notice is given.  Notice given by a form of electronic transmission in accordance with these Bylaws shall be deemed given:  (i) if by facsimile telecommunication, when directed to a number at which such person has consented to receive notice; (ii) if by electronic mail, when directed to an electronic mail address at which such person has consented to receive notice; (iii) if by a posting on an electronic network, together with separate notice to such person of such specific posting, upon the later of such posting and the giving of such separate notice; and (iv) if by another form of electronic transmission, when directed to such person. For purposes of these Bylaws, “electronic transmission” means any form of communication, not directly involving the physical transmission of paper, that creates a record that may be retained, retrieved and reviewed by a recipient thereof, and that may be directly reproduced in paper form by such recipient through an automated process.

Whenever any notice is required by law, the Certificate of Incorporation of the corporation or these Bylaws to be given to any director, member of a committee or stockholder, a waiver thereof in writing, signed by the person or persons entitled to said notice, or a waiver by electronic transmission by the person entitled to notice, whether before or after the time stated therein, shall be deemed equivalent thereto.

ARTICLE VI

AMENDMENTS

These Bylaws may be altered or repealed, in whole or in part, and Bylaws may be made at any annual or special meeting of the stockholders if notice of the proposed alteration or repeal or Bylaw or Bylaws to be made be contained in the notice of such special meeting, by the affirmative vote of a majority of the stock issued and outstanding and entitled to vote thereat, or by the affirmative vote of a majority of the Board of Directors, at any regular or special meeting of the Board of Directors.